Exhibit 99.1

NEWS RELEASE

For release July 26, 2007

Contact:  John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION REPORTS
EARNINGS OF $0.05 PER SHARE FOR SECOND QUARTER OF 2007

SANTA MONICA, California – (July 26, 2007) – For the quarter ended June 30, 2007 and based on a weighted average of 45.6 million fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) announced today unaudited net income to common stockholders of $2.1 million, or $0.05 per share.

Anworth’s investments consist of the following portfolios: Agency mortgage-backed securities (“Agency MBS”); Non-Agency mortgage-backed securities (“Non-Agency MBS”); residential real estate loans owned by Belvedere Trust Mortgage Corporation (“BT Residential Loans”); and other mortgage-backed securities owned by Belvedere Trust Mortgage Corporation (“BT Other MBS”).  Belvedere Trust Mortgage Corporation, or Belvedere Trust, is a wholly-owned subsidiary of Anworth.

At June 30, 2007, the Agency MBS portfolio was approximately $4.9 billion and was allocated as follows: 25% Agency adjustable-rate mortgages; 56% Agency hybrid adjustable-rate mortgages; 18% Agency fixed-rate MBS; and less than 1% Agency floating-rate collateralized mortgage obligations, or CMOs.

At June 30, 2007, the Non-Agency MBS portfolio was approximately $112 million, consisting of floating-rate CMOs at a current yield of 5.58% that were acquired at par value.

At June 30, 2007, the current yield on the Anworth’s Agency MBS portfolio was 5.65% based on a weighted average coupon of 5.73% divided by the average amortized cost of 101.3%. The quarter-end unamortized premium was $66 million, or 1.3% of the par value.  During the quarter ended June 30, 2007, the expense of amortizing the Agency securities premium (based on prepayments and scheduled payments) was $6.3 million, compared to $5.9 million during the quarter ended March 31, 2007. During the quarter ended June 30, 2007, the constant prepayment rate (or “CPR”) of the Agency MBS and Non-Agency MBS was 25.1% and the CPR of the adjustable-rate and hybrid adjustable-rate Agency MBS was 27.0%.  For the Agency MBS and Non-Agency MBS adjustable-rate mortgage and hybrid assets, the weighted average term to the next interest rate reset date was 29 months.

At June 30, 2007, Belvedere Trust did not have any residential mortgage loans held for securitization and securitized mortgage loans were $1.36 billion.  Belvedere Trust’s securitized loan portfolio consists of high credit-quality adjustable-rate and hybrid first-lien mortgage loans.  At June 30, 2007, the average FICO score of Belvedere Trust’s BT Residential Loans portfolio was 728 and the average loan-to-value was 72%.

At June 30, 2007, Belvedere Trust’s BT Other MBS portfolio consisted of $201 million backed by collateral that was 26% hybrid, 74% adjustable-rate and less than 1% fixed-rate mortgages. This amount includes approximately $7.6 million in securities that were retained from Belvedere Trust’s first securitization (HYB1) (accounted for as a sale), consisting of $0.4 million in securities rated AAA, $5.7 million in other investment grade securities and $1.4 million in non-investment grade securities. The remaining balance of approximately $193 million was securities that were purchased from major issuers and consist of $42 million of securities rated from A+ to A-, $145 million of securities rated from BBB+ to BBB- and $6 million in non-investment grade securities. At June 30, 2007, the BT Other MBS portfolio that has been acquired from other issuers is backed by mortgage loans with an average FICO of 711 and an average LTV of 74%.

During the quarter ended June 30, 2007, the CPR of Belvedere Trust’s BT Residential Loans portfolio was 39.8% and the CPR of Belvedere Trust’s BT Other MBS portfolio was 2.3%.  At June 30, 2007, the weighted gross and net coupons on Belvedere Trust’s BT Residential Loans portfolio were 6.32% and 5.96%, respectively.  The difference between the gross and net weighted average coupons is due primarily to servicing fees. The weighted average coupon on Belvedere Trust’s BT Other MBS portfolio was 6.63%.  The average cost of Belvedere Trust’s BT Residential Loans portfolio was 101.55% and the average cost of Belvedere Trust’s BT Other MBS portfolio was 97.83%.

Relative to Anworth’s Agency MBS and Non-Agency MBS portfolios at June 30, 2007, the outstanding repurchase agreement balance was $4.5 billion with an average interest rate of 5.28% and an average maturity of 85 days.  After adjusting for collateralized interest rate swap transactions, the average interest rate was 5.09% with an average maturity of 364 days.

During the quarter ended June 30, 2007 and relative to average Agency MBS earning assets, interest income earned was 5.64%, amortization of premium was (0.50)% and the average cost of funds was 5.12%, resulting in an interest rate spread of 0.02%.

The financing of Belvedere Trust’s BT Residential Loans and BT Other MBS portfolios included mortgage-backed securities issued of $1.2 billion and repurchase agreements of $288 million.  At June 30, 2007, the weighted average coupon on the mortgage-backed securities issued was 5.13% and the weighted average borrowing rate on Belvedere Trust’s repurchase agreements was 5.12%.

During the quarter ended June 30, 2007, Anworth’s average equity investment in Belvedere Trust was $100 million and Belvedere Trust generated a net profit of $0.3 million.

Stockholders’ equity available to common stockholders at quarter end was approximately $423 million, or $9.27 per share.  The $423 million equals total stockholders’ equity of $472 million less the Series A Preferred Stock liquidating value of $46.88 million and less the difference between the Series B Preferred Stock liquidating value of $28.75 million and the proceeds from its sale of $26.86 million.

Average common stockholders’ equity for the quarter ended June 30, 2007 was $434 million.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities.  Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings.  Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$4,701,083	$4,449,129
Agency MBS at fair value	205,939	229,778
	4,907,022	4,678,907
Non-Agency MBS:
Non-Agency MBS pledged to counterparties at fair value	106,209	104,508
Non-Agency MBS at fair value	5,618	2,515
	111,827	107,023
BT Other MBS:
BT Other MBS pledged to counterparties at fair value	199,678	147,644
BT Other MBS at fair value	1,058	15,155
	200,736	162,799

BT Residential Loans	1,358,009	1,682,522
Allowance for loan losses	(2,074)	(1,608)
Cash and cash equivalents	320	175
Restricted cash	1,350	-
Interest and dividends receivable	35,157	35,523
Derivative instruments at fair value	13,217	11,757
Prepaid expenses and other	8,032	10,291
	$6,633,596	$6,687,389

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$62,884	$69,106
Repurchase agreements (Anworth)	4,548,277	4,329,921
Repurchase agreements (Belvedere Trust)	288,358	275,733
MBS issued	1,190,552	1,471,724
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	2,779	6,877
Dividends payable on Series A Cumulative Preferred Stock	1,011	2,022
Dividends payable on Series B Cumulative Convertible Preferred Stock	449	-
Dividends payable on common stock	-	912
Accrued expenses and other	2,877	2,624
	$6,134,567	$6,196,299
Minority interest	$91	$88
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($28,750); 1,150 and 0 shares issued and outstanding, respectively	$26,866	$-

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 100,000 shares, 45,662 and 45,609 issued and outstanding, respectively	457	456
Additional paid-in capital	526,432	525,607
Accumulated other comprehensive loss consisting of unrealized losses and gains	(67,472)	(45,435)
Accumulated deficit	(32,742)	(35,023)
	$472,072	$491,002
	$6,633,596	$6,687,389

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Interest income net of amortization of premium and discount:
Interest on Agency MBS	$62,606	$46,704	$124,773	$92,924
Interest on Non-Agency MBS	1,634	-	3,316	-
Interest on BT Other MBS	4,085	3,006	7,695	5,848
Interest on BT Residential Loans	17,898	24,241	36,978	50,591
	86,223	73,951	172,762	149,363
Interest expense:
Interest expense on repurchase agreements (Anworth)	58,680	46,321	117,696	88,442
Interest expense on repurchase agreements (Belvedere Trust)	3,864	4,466	7,610	8,720
Interest expense on whole loan financing facilities	-	-	-	3
Interest expense on MBS issued	16,808	23,364	34,738	47,188
Interest expense on junior subordinated notes	795	742	1,589	1,432
	80,147	74,893	161,633	145,785
Net interest income	6,076	(942)	11,129	3,578
Loss on sale of Agency MBS	-	(10,207)	-	(10,207)
Gain on sale of BT Other MBS	-	1,162	185	1,162
Loss on sale of BT Residential Loans	-	-	-	(5)
Expenses:
Compensation and benefits	(802)	(796)	(1,710)	(1,662)
Compensation - amortization of restricted stock	(92)	(75)	(299)	(133)
Provision for loan losses	(597)	(50)	(1,025)	(238)
Other expenses	(989)	(989)	(1,930)	(2,074)
Total expenses	(2,480)	(1,910)	(4,964)	(4,107)
Income from operations before minority interest	3,596	(11,897)	6,350	(9,579)
Minority interest in net loss of a subsidiary	(13)	5	(3)	54
Net income	$3,583	$(11,892)	$6,347	$(9,525)
Dividend on Series A Cumulative Preferred Stock(1)	$(1,011)	$(1,011)	$(1,011)	$(1,011)
Dividend on Series B Cumulative Convertible Preferred Stock	$(449)	$-	$(773)	$-
Net income available to common stockholders	$2,123	$(12,903)	$4,563	$(10,536)
Basic earnings per common share	$0.05	$(0.28)	$0.10	$(0.23)
Weighted average number of shares outstanding	45,640	45,372	45,627	45,380
Diluted earnings per common share	$0.05	$(0.28)	$0.10	$(0.23)
Weighted average number of diluted shares outstanding	45,640	45,372	45,627	45,380

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(1) The six months ended June 30, 2006 is adjusted to properly record the Series A Cumulative Preferred Stock dividend based on declaration date as opposed to the quarter to which it relates.